Pricing Supplement No.20L  Dated February 17, 1998     Rule 424(b)(2)
(To Prospectus dated June 9, 1997 and             File No's. 33-64261
Prospectus Supplement dated June 12, 1997)             and   33-49965

THE CHASE MANHATTAN CORPORATION
                                                (  R E V I S I O N  )

[X]	Senior Medium -Term Notes, Series C  Due From Nine
	Months to Thirty Years from Date of Issue

[  ]	Subordinated Medium Term Notes , Series A Due From
	Nine Months to Thirty Years from Date of Issue

	Principal Amount: $11,079,000.00
	Issue Price: 100%
	Commission or Discount: $110,790.00
	Proceeds to Company:  $10,968,210.00
	Agent:PAINE WEBBER.

	Agent's Capacity:  [X]     As agent    [ ]  As principal

	If as principal
		[ ]   The Notes are being offered at varying prices to
		        prevailing market prices at the time of sale

		[ ]   The Notes are being offered at a fixed initial public
		        offering price equal to the Issue Price (as a percentage of Principal Amount).

	Original Issue Date: FEBRUARY 20, 1998
	Stated Maturity:	   	FEBRUARY 22, 2028

	Form:  [X]   Book-entry [  ]   Certificated
	Currency:   U.S. Dollars

[ ]	Fixed Rate Note:


[X]Floating Rate Note:   CD[   ]   Commercial Paper Rate [   ]
			     Federal Fund Effective Rate [  ] CMT [ ]
			     LIBOR Telerate [X]  LIBOR Reuter [  ]
			     Treasury Rate [ ]     Prime Rate   [ ]

	Initial Interest Rate: 5.525%

	Int.Determ.Dates: Two Business day prior to Reset Date


	Interest Payment Dates: 22 ND DAY OF FEB, MAY, AUG & NOV.

 Interest  Reset Dates:  22 ND OF EVERY MONTH.

	Index Maturity:1 MTH LIBOR
	Spread (+/-): - 10BPS
 Spread Multiplier:
 Maximum Interest Rate:
	Minimum Interest Rate:
	Optional Redemption  :   Yes [X]       No  [ ]
	                     The notes will be repayable at the option of the
    holder on at least 30 days notice on the following days and at the following prices:
                      Repayment Date                  Price
                      February 22, 2008               99.00%
                      February 22, 2011               99.50%
                      February 22, 2014               99.75%
                      February 22, 2018 and on each
                      third anniversary thereafter
                      to maturity                    100.00%